                                                         Exhibit 5

                      McDermott, Will & Emery
                      227 West Monroe Street
                      Chicago, IL 60606-5096


                                  November 30, 1995


Kellwood Company
600 Kellwood Parkway
P.O. Box 14374
St. Louis, MO   63178

     Re:  1,400,000 Shares of Common Stock, $0.01 Par Value
          -------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Kellwood Company (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 1,400,000 additional shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), which may be issued pursuant to Kellwood Company 1995 Stock Option Plan for Nonemployee Directors and Kellwood Company 1995 Omnibus Incentive Stock Plan (collectively, the "Plans").

     We have examined or considered:

          1. A copy of the Certificate of Incorporation of the Company, as amended.

          2.  The Bylaws of the Company.

          3. Telephonic confirmation of the Secretary of State of the State of Delaware, as of a recent date, as to the good standing of the Company in that state.

          4. A Certificate of the Secretary of the Company relating to resolutions duly adopted by the Board of Directors of the Company regarding the Plans.

          5. A Certificate of the Secretary of the Company relating to the approval of the Plans by the stockholders of the Company.

          6.  A copy of the Plans.

November 30, 1995
Page 2

     In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock to be sold by the Company have been duly taken, and the Common Stock, upon issuance pursuant to the terms of the Plans, will be duly authorized, legally and validly issued, fully paid and nonassessable.

     We hereby consent to all references to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ McDermott, Will & Emery
                                  ---------------------------

                                  McDermott, Will & Emery